UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania		15228
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Linn Energy, LLC (the “Company”) filed a Current Report on Form 8-K, dated April 3, 2006, to provide disclosure under Item 4.02 with respect to the restatement of the financial statements of the Company and its subsidiaries for the period March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004. This amendment is filed solely to disclose the anticipated date of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) containing restated financial statements of the Company and its subsidiaries for the period March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
The Company currently anticipates that it will file the 2005 Form 10-K containing restated financial statements of the Company and its subsidiaries for the period March 13, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004 on or before May 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC

Date: April 10, 2006	/s/ Kolja Rockov

Kolja Rockov Executive Vice President and Chief Financial Officer